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                                                                    Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 2 to Registration Statement on Form S-4 of Town Sports International Holdings, Inc. of our report dated February 17, 2004, except as to Note 18, which is dated March 17, 2004, relating to the financial statements of Town Sports International Holdings, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP

New York, New York
July 19, 2004